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                                                                   EXHIBIT 10(u)

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           INCLUDES ALL AMENDMENTS ADOPTED THROUGH 9/28/00 AMENDMENT.

                                 NIAGARA MOHAWK

                            LONG TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

      1.1 Establishment of the Plan. Niagara Mohawk Power Corporation, a New York corporation, established an incentive compensation plan, known as the "Niagara Mohawk Power Corporation Long Term Incentive Plan," to permit grants of SAR's, Stock Units and Dividend Equivalents. The plan became effective as of September 25, 1996 ("Effective Date") and was amended and restated as of June 10, 1997.

      Effective as of January 1, 1999, the name of the plan was changed to the Niagara Mohawk Long Term Incentive Plan" ("Plan"). The plan shall remain in effect as provided in Section 1.3.

      1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company through the retention and continued motivation of Participants, focusing their efforts toward the execution of business strategies directed toward improving financial returns to shareholders.

      1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 14 herein, until September 24, 2006. The applicable terms of the Plan and any terms and conditions applicable to SARs or Stock Units, including any deferral elections, granted prior to such date shall survive the termination of the Plan .

ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

      2.1 "Award" means, individually or collectively, a grant under the Plan of SARs or Stock Units.

      2.2 "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

      2.3 "Base Value" of an SAR shall have the meaning set forth in Section 6.2 herein.

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      2.4 "Board" or "Board of Directors" means effective March 17, 1999, the
      Board of Directors of Niagara Mohawk Holdings, Inc. Prior to March 17, 1999 references to "Board" mean the Board of Directors of Niagara Mohawk Power Corporation.

      2.5 "Cause" means: (i) a material default or other material breach by a Participant of his obligations under any Employment Agreement he may have with the Company, (ii) failure by a Participant diligently and competently to perform his duties under any Employment Agreement he may have with the Company, or otherwise, or (iii) misconduct, dishonesty, insubordination or other act by a Participant detrimental to the good will of the Company or damaging the Company's relationships with its customers, suppliers or employees. "Cause" shall be determined in good faith by the Committee.

      2.6 "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

      (1) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares of the Company or
            (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subparagraph (3) below are satisfied; or

      (2) Individuals who, as of April 1, 1999, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then

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            comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (3) The consummation of a reorganization, merger or consolidation involving the Company that requires the approval of the Company's shareholders (whether for such transaction or the issuance of securities in the transaction), in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 75 % of, the then outstanding shares of common stock of (A) the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the outstanding shares of common stock of the surviving corporation (the "Parent Corporation") and more than 75% of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or, if applicable, the Parent Corporation) entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the Surviving Corporation (or, if applicable, the Parent Corporation) and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Surviving Corporation (or, if applicable, the Parent Corporation) or the combined voting power of the then outstanding voting securities of the Surviving Corporation (or, if applicable, the Parent Corporation) entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the Surviving Corporation (or, if applicable, the Parent Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

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      (4)   Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company or, on or after April 1, 1999, of Niagara Mohawk Power Corporation, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company;

provided, however, that the implementation of the corporate restructuring contemplated by the Company's PowerChoice proposal filed with the New York Public Service Commission on October 6, 1995, or any substantially similar corporate restructuring (as determined by the Committee) shall not be deemed to be a "Change in Control".

      2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.8 "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

      2.9 "Company" means Niagara Mohawk Holdings, Inc. (effective as of March 17, 1999), Niagara Mohawk Power Corporation, and any other separate employer that participates in this Plan with the consent of the Board (each of these separate employers, as well as any other separate employer that participates in this Plan with the consent of the Board, shall hereinafter be referred to as a "Participating Employer"). Notwithstanding the foregoing, the term "Company" means Niagara Mohawk Holdings, Inc. for the purposes of the administration of the Plan and for

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purposes of Section 2.6. The term "Company" is being used solely for convenience to make the Plan easier to read, and does not alter the fact that an Employee is employed by the separate Participating Employer from which the Employee regularly receives his paycheck. With respect to any Employee, the term
"Company" means such separate Participating Employer.

      2.10 "Director" means any individual who is a member of the Board of Directors of the Company.

      2.11 "Disability" shall have the meaning ascribed to such term under
Section 22(e)(3) of the Code.

      2.12 "Dividend Equivalent" means, with respect to Shares underlying a Stock Unit, an amount equal to all cash and stock dividends declared on an equal number of outstanding Shares on all common stock dividend payment dates occurring during the Vesting Period.

      2.13 "Eligible Employee" means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

      2.14 "Employee" means any full-time employee of the Company, who is not covered by any collective bargaining agreement to which the Company is a party. Directors who are not otherwise employed by the Company shall not be considered Employees under the Plan. For purposes of the Plan, transfer of employment of a Participant from the Company to any one of its Subsidiaries shall not be deemed a termination of employment.

      2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.16 "Exercise Period" means the period during which an SAR is exercisable, as set forth in the related Award Agreement.

      2.17 "Fair Market Value" means the average of the daily opening and closing sale prices as reported in the consolidated transaction reporting system.

      2.18 "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

      2.19 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

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      2.20 "Retirement" means (i) ascribed to such term in the tax-qualified defined benefit pension plan maintained by the Company for the benefit of some or all of its non-represented employees and (ii) retirement from the Company or its subsidiaries with the approval of the Committee.

      2.21 "Shares" means, through March 17, 1999, the shares of common stock of Niagara Mohawk Power Corporation, par value $1.00. After March 17, 1999, all references to "Shares" mean the shares of common stock of Niagara Mohawk Holdings, Inc., par value $1.00.

      2.22 "Stock Appreciation Right" or "SAR" means a right, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 6 herein. Each SAR shall be denominated in terms of one Share.

      2.23 "Stock Unit" means a right, designated as a Stock Unit, to receive a payment as soon as practicable following the last day of a Vesting Period, pursuant to the terms of Article 7 herein. Each Stock Unit shall be denominated in terms of one Share.

      2.24 "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

      2.25 "Valuation Period" means the 12 trading day period ending on and including the relevant date.

      2.26 "Vesting Period" means the period during which Stock Units are not yet payable, as set forth in the related Award Agreement.

ARTICLE 3. ADMINISTRATION

      3.1 The Committee. The Plan shall be administered by the Compensation and Succession Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) non-employee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

      3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan

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and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

      3.4 Costs. The Company shall pay all costs of administration of the Plan.

ARTICLE 4. ADJUSTMENTS IN AUTHORIZED SHARES

      In the event of any merger, reorganization consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number of SARs and Stock Units that may be granted under the Plan, and in the number and/or price of outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of SARs and Stock Units subject to an Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility. Persons eligible to participate in the Plan include all key Employees of the Company, as determined by the Committee.

      5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

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ARTICLE 6. STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

      The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      6.2 Base Value. The Base Value of an SAR shall equal the Fair Market Value of a Share determined for the 12 trading day period immediately preceding the date of the grant, or for such other period as the Compensation Committee, in its sole discretion, shall determine at the time of grant.

      6.3 Exercise and Payment of SARs. A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment in cash from the Company in an amount equal to the product of:

      (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value of the SAR, multiplied by

      (b)   the number of Shares with respect to which the SAR is exercised.

      6.4 SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the Base Value, the Exercise Period, the expiration date and such other provisions as the Committee shall determine.

      6.5 Lapse of SARs. Subject to the provisions of Article 9, an SAR will lapse upon the earlier of (i) fifteen (15) years from the date of grant and (ii) the expiration of the Exercise Period as set forth in the grant.

ARTICLE 7. STOCK UNITS

      7.1 Grant of Stock Units. Subject to the terms and conditions of the Plan, Stock Units may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

      The Committee shall have complete discretion in determining the number of Stock Units granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Stock Units.

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      7.2 Vesting of Stock Units. The Vesting Period of Stock Units granted under the Plan shall be determined by the Committee, in its sole discretion, as set forth in the related Award Agreement .

      7.3 Payment of Stock Units. After the applicable Vesting Period has ended, the holder of Stock Units shall be entitled to receive, for each Stock Unit held, payment in cash from the Company in an amount equal to the Fair Market Value of one Share determined as of the Valuation Period ending on the last day of the Vesting Period. Payment shall be made as soon as practicable following the last day of the Vesting Period.

      7.4 Stock Unit Award Agreement. Each Stock Unit grant shall be evidenced by an Award Agreement that shall specify the number of Stock Units granted, the Vesting Period and such other provisions as the Committee shall determine.

ARTICLE 8. DIVIDEND EQUIVALENTS

      Simultaneously with the grant of Stock Units, the Participant shall be granted Dividend Equivalents, to be credited to a bookkeeping entry account, on each common stock dividend payment date with respect to the Shares subject to such Award. In the case of cash dividends, the number of Dividend Equivalents credited on each common stock dividend payment date shall equal the number of Shares (including fractional Shares) that could be purchased on the dividend payment date, based on the average of the opening and closing sale price, as reported in the consolidated transaction reporting system on that date, with cash dividends that would have been paid on Awards of Stock Units and on Dividend Equivalents previously credited to such bookkeeping entry account, if such Stock Units or Dividend Equivalents were Shares. In the case of stock dividends, the number of Dividend Equivalents credited on each stock dividend payment date shall be equal to the number of Shares (including fractional Shares) that would have been issued as a stock dividend in respect of the Participant's Stock Units and on Dividend Equivalents previously credited to such bookkeeping entry account, if such Stock Units or Dividend Equivalents were Shares.

      Participants shall receive cash payment from the Company of the Fair Market Value of the Dividend Equivalents, if and when they receive payment of the related Stock Units, the Fair Market Value of such Dividend Equivalents to be determined in the same manner as for the related Stock Units.

      The Committee may, in its discretion, establish such rules and procedures governing the crediting of Dividend Equivalents, including timing and payment contingencies that apply to the Dividend Equivalents, as the Committee deems necessary or appropriate in order to comply with applicable law.

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ARTICLE 9. TERMINATION OF EMPLOYMENT; TRANSFERABILITY

      9.1 Disability; Involuntary Termination. In the event the employment of a Participant is terminated by reason of Disability or involuntarily by the Company (other than for Cause):

      (i) during a Vesting Period for Stock Units, the Participant shall receive a full payout of the Stock Units and related Dividend Equivalents, as and when provided in Section 7.3 herein;

      (ii) before the Exercise Period commences for SARs subject to an Award, such SARs may be exercised in full at any time during the one year period commencing on the day the Exercise Period begins; and

      (iii) during the Exercise Period for SARs, but before exercise, such SARs may be exercised in full at any time during the one year period after such termination, but in no event after the Exercise Period for such SARs has expired.

      9.2 Death. In the event the employment of a Participant is terminated by reason of death:

      (i) during the Vesting Period for Stock Units, the Participant's beneficiary or estate shall receive a full payout of the Stock Units and related Dividend Equivalents. The payout shall be made promptly based on the Fair Market Value of a Share on the date of death; and

      (ii) before the Exercise Period commences for SARs subject to an Award or during the Exercise Period, but before exercise, the Participant's beneficiary or estate shall receive a full payout of all SARs subject to an Award, to the extent the Fair Market Value of a Share exceeds the Base Value of the SAR on the date of death.

      9.3 Corporate Restructuring. In the event (i) the corporate restructuring as contemplated by the Company's PowerChoice proposal filed with the New York Public Service Commission on October 6, 1995, or any substantially similar corporate restructuring (determined by the Committee), is implemented and (ii) the employment of a Participant with the Company is terminated (other than for Cause), then with respect to Awards granted prior to implementation of the restructuring,

      (i) during a Vesting Period for Stock Units, the Participant shall receive a full payout of Stock Units and related Dividend Equivalents, as and when provided in Section 7.3 herein;

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      (ii)  before the Exercise Period commences for SARs subject to an Award, such SARs may be exercised in full at any time during the one year period commencing on the day the Exercise Period begins; and

      (iii) during the Exercise Period for SARs, but before exercise, such SARs may be exercised in full at any time during the one year period after such termination, but in no event after the Exercise Period for such SARs has expired.

      9.4 Retirement. In the event the employment of a Participant is terminated by reason of Retirement:

      (i) during a Vesting Period for Stock Units, the Participant shall receive a prorated payout of the Stock Units and related Dividend Equivalents. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Stock Units during the Vesting Period and shall be made as and when provided in Section 7.3 herein;

      (ii) before the Exercise Period commences for SARs subject to an Award, the number of SARs subject to an Award shall be prorated by the Committee, based upon the length of time that the Participant held the SARs before Retirement; after the Exercise Period commences, the prorated SARs may be exercised at any time in full or in part from time to time during the Exercise Period, and

      (iii) during the Exercise Period for SARs, but before exercise, such SARs may be exercised at any time in full or in part from time to time during the Exercise Period.

      Other than as set forth in Article 13, in the event that a Participant's employment terminates for any reason other than as set forth in Sections 9.l, 9.2, 9.3 and 9.4, above, all Stock Units, SARs and Dividend Equivalents shall be forfeited by the Participant to the Company .

      9.5 Nontransferability of Awards. Notwithstanding the foregoing, the Committee may in its discretion authorize a participant to transfer all or a portion of any award to the participant's family members on such terms prescribed by the Committee. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Awards granted to a Participant under the Plan shall be exercisable/payable during his or her lifetime only by or to such Participant or his or her legal representative.

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      9.6 Right of Committee. Subject to the provisions of Section 14.2 herein, all provisions in this Article 9 are subject to the Committee's right, at any time, to make such other determinations as it may choose, in its sole discretion. Furthermore, should more than one section of Article 9 and/or
Article 13 apply to a situation, the Committee shall have the right, in its sole discretion, to determine which section and/or article to apply.

ARTICLE 10. BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation , benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

      The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 11. DEFERRALS

      The Committee may permit a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish such rules and procedures as it deems necessary or desirable for such payment deferrals.

ARTICLE 12. RIGHTS OF EMPLOYEES

      12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason, in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

      12.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

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ARTICLE 13. CHANGE IN CONTROL

      Upon the occurrence of a Change in Control, as defined herein, unless otherwise specifically prohibited by the terms of Article 17 herein:

      (a) If the Change in Control results solely in a cash payment for the outstanding Shares and such Shares cease to be readily tradeable on a national securities exchange which is registered under Section 6 of the Exchange Act or on NASDAQ, then any and all SARs granted hereunder shall be deemed to have been exercised on the date such Change in Control occurs;

      (b) If the Change in Control does not result solely in a cash payment for the outstanding Shares or such Shares continue to be readily tradeable on a national securities exchange which is registered under Section 6 of the Exchange Act or on NASDAQ, then any and all SARs granted hereunder shall be fully and immediately exercisable and may be exercised at any time in full or in part from time to time until the end of the Exercise Period. In such event, if the Shares are converted into the common stock, American Depositary Share ("ADSs") or American Depositary Receipts ("ADRs") of the Person referred to in subsection (1) of Section 2.6, the Surviving Corporation or the Parent Corporation, then (i) payments for SARS shall be based on the value of the common stock, ADRs or ADSs (as applicable) of such Person Surviving Corporation or Parent Corporation and (ii) the Base Value and number of SARs shall be appropriately adjusted to reflect the per Share consideration received by the holders of the Shares. In the event such Change in Control results in payment of a combination of cash and other property (including common stock, ADRs or ADSs) for the outstanding Shares, the per Share consideration shall be deemed to be the change in control price (as such term is defined below).

      (c) Any Vesting Period with respect to Stock Units shall be deemed to have expired, and there shall be paid out in cash to Participants within thirty
      (30) days following the effective date of the Change in Control the cash payment due with respect to such Stock Units and related Dividend Equivalents, with a Valuation Period ending on the effective date of the Change in Control. Notwithstanding the foregoing and the provisions of
      Section 7.3, if the Change in Control results in payment of a combination of cash and other property for the outstanding Shares, the cash payment for each of such Stock Units and related Dividend Equivalents shall be an amount equal to the change in control price.

            In addition, if the Change in Control occurs pursuant to the transaction described in subsection (3) of Section 2.6, then any Participant (i) who had an outstanding Award on the date of the approval by the shareholders of the Corporation of such transaction, (ii) whose employment is terminated after shareholder approval and prior to the date of the occurrence of the Change in Control, by the Company other than for cause, by the Participant for good reason (as such terms are defined below), or by the acceptance by the participant of a

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      position with the acquirer of Niagara Mohawk Power Corporation's nuclear facilities, and (iii) who forfeited any Stock Units, Dividend Equivalents or SARs as a result of such termination of employment, shall receive a cash payment, within thirty (30) days following the date such Change in Control occurs, equal to (i) with respect to each forfeited Stock Unit and Dividend Equivalent, the change in control price and (ii) with respect to each forfeited SAR, the result of multiplying (A) the excess of the change in control price over the Base Value of the SAR by (B) the number of Shares forfeited under such SAR.

      For purposes of this Article:

      (i) "cause" shall (A) have the meaning ascribed to such term in the Participant's employment agreement or change in control severance agreement with the Company or a subsidiary, if any, and (B) mean, in the absence of an agreement referred to in clause (A), the Participant's having (a) materially breached his obligations to the Company or any of its subsidiaries, (b) failed in a willful and continued manner to substantially perform his duties and responsibilities after a demand for substantial performance is delivered to the Participant by a direct supervisor or any more senior executive, which specifically identifies the manner in which the direct supervisor or executive believes that the Participant has not substantially performed his duties, (c) been convicted of, or have entered a plea of guilty or nolo contendere to, a felony.

      (ii) "change in control price" shall mean the greater of (A) the Fair Market Value of one Share on the date of the Change in Control or (B) the cash consideration per Share in such transaction (determined without regard to any limits on the number of Shares for which a cash payment will be made).

      (iii) "good reason" shall (A) have the meaning ascribed to such term in the Participant's employment agreement or change in control severance agreement with the Company or a subsidiary, if any, and (B) mean, in the absence of an agreement referred to in clause (A), the imposition of a requirement that the Participant be based at an office or location other than one within a 50-mile radius of the office or a location at which the Participant was based immediately prior to approval by the Corporation's shareholders of the transaction described in subsection (3) of Section 2.6, or a reduction in the Participant's base annual salary from the rate in effect immediately prior to such shareholder approval.

ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION

      14.1 Amendment. Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

      14.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law.

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ARTICLE 15. TAX WITHHOLDING

      The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of an Award made under the Plan.

ARTICLE 16. SUCCESSORS

      All obligations of the Company under the Plan, with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17. LEGAL CONSTRUCTION

      17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      17.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      17.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of law provisions.

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